SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

NYMEX HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NYMEX Holdings, Inc. (the “Company”) is submitting the following notice to stockholders of record as of April 13, 2006 (the “Stockholders of Record”) as a reminder to the Stockholders of Record that the Annual Meeting of the Company will be held on May 1, 2006.

********

Notice No.: 06-226

April 28, 2006

To:	All NYMEX Stockholders

From:	Donna Talamo, Vice President – Office of the Corporate Secretary

Re:	2006 NYMEX Holdings, Inc. Annual Meeting — Board of
Directors Election

Please be reminded that the 2006 NYMEX Holdings, Inc. Annual Meeting will be held on MONDAY, MAY 1, 2006. The Definitive Proxy Statement and Proxy Card in connection with the election were forwarded via overnight mail to all NYMEX Holdings, Inc. Stockholders of record (as of April 13, 2006) to each Stockholder at his/her address of record.

IF YOU RECEIVE YOUR MAIL FROM NYMEX IN YOUR EXCHANGE MAILBOX, PLEASE CHECK YOUR MAILBOX FOR THE ELECTION MATERIALS.

YOU MAY CAST YOUR VOTE BY FACSIMILE:

THE FAX NUMBER IS (212) 301-4645.

YOUR FAX MUST BE RECEIVED BY 3:00 P.M. (NEW YORK TIME) ON MONDAY, MAY 1, 2006 AND MUST BE IN THE FORM OF THE PROXY CARD. PLEASE FAX ONE COMPLETED AND SIGNED PROXY CARD PER STOCKHOLDER FOR ALL SHARES OWNED OR HELD BY AN ABC AGREEMENT. IF YOU ARE VOTING ALL OF YOUR SHARES IN THE SAME MANNER, ONLY ONE PROXY CARD IS REQUIRED.

FOR FURTHER INFORMATION TO VOTE BY FAX, PLEASE REFER TO THE PROXY STATEMENT OR CONTACT:

DONNA TALAMO

Vice President

Office of the Corporate Secretary

NYMEX HOLDINGS, INC.

One North End Avenue – Room 1548

New York, NY 10282

dtalamo@nymex.com

(212) 299-2372